UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE GAMING, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

May 2, 2022

Dear Fellow Stockholder:

On behalf of our management team and Board of Directors, I hope that you and your loved ones are healthy and safe as the world continues to operate amidst the uncertainty caused by the COVID-19 pandemic.

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc. (the “Company”) to be held at 10:00 a.m., Pacific Time, on June 16, 2022. Details of the matters to be considered at the Meeting are included in the accompanying proxy statement.

Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, the Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend and submit questions during the Annual Meeting on the Internet at  www.virtualshareholdermeeting.com/SLGG2022.

During the Meeting until polls are closed, you may vote by logging into www.virtualshareholdermeeting.com/SLGG2022 using your shareholder information provided on the proxy card accompanying this proxy statement.

Your vote is important, regardless of the number of shares you hold. We will begin mailing this proxy statement, copies of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and all other related materials on or about May 2, 2022. Even if you do not plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by the Internet, telephone or mail. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

We look forward to your participation in the Annual Meeting by attending virtually or by submitting your proxy.

Sincerely,
/s/ Ann Hand
Ann Hand
Chief Executive Officer, President and Chair

Super League Gaming, Inc.

2912 Colorado Avenue, Suite #203

Santa Monica, California 90404

(213) 421-1920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2022

Dear Stockholders of Super League Gaming, Inc.:

We are pleased to invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), which takes place on June 16, 2022 at 10:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting, held on the Internet at  www.virtualshareholdermeeting.com/SLGG2022, for the following purposes:

1.	to re-elect two of our current directors to serve as Class II directors until our 2025 annual meeting of stockholders, or until their respective successor is duly elected and qualified;

2.

to approve an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (“2014 Plan”) to increase the number of shares of common stock, $0.001 par value, available for issuance under the 2014 Plan by 1,250,000 shares;

3.	to ratify the appointment of Baker Tilly US, LLP as our independent auditors for the fiscal year ending December 31, 2022; and

4.	to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached proxy statement.

Beginning on or about May 2, 2022, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement. This proxy statement and the Annual Report both are available online at: http://materials.proxyvote.com/86804F.

The close of business on April 18, 2022 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, during normal business hours for a period of ten days prior to the Annual Meeting, and at the Annual Meeting.

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares as promptly as possible by Internet or telephone so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the Class II director nominees identified in Proposal No. 1, “FOR” Proposal No. 2, and “FOR” Proposal No. 3. Each of these Proposals are described in detail in the accompanying Proxy Statement.

COPIES OF

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:

http://materials.proxyvote.com/86804F

By Order of the Board of Directors,
/s/ David Steigelfest
David Steigelfest
Chief Platform Officer, Corporate Secretary and Director

Santa Monica, California

May 2, 2022

Super League Gaming, Inc.

2912 Colorado Avenue, Suite #203

Santa Monica, California 90404

Tel. (213) 421-1920

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”). Due to concerns surrounding the ongoing COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Meeting will take place exclusively in a virtual meeting format on June 16, 2022, at 10:00 a.m., Pacific Time, and will be held via the Internet at: www.virtualshareholdermeeting.com/SLGG2022.

Beginning on or about May 2, 2022, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and other related materials. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement.

This proxy statement and the Annual Report can also be accessed free of charge online as of May 2, 2022 at: http://materials.proxyvote.com/86804F.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only holders of our common stock, par value $0.001 per share, as of the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 38,540,845 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either by virtual attendance or by proxy, of holders of our common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Attendance at the Virtual Special Meeting

We will host the virtual Meeting live online, via Internet webcast. You may attend the Meeting virtually by visiting www.virtualshareholdermeeting.com/SLGG2022. The Internet webcast will start at 10:00 a.m., Pacific Time, on June 16, 2022.

To access the virtual Meeting, please go to www.virtualshareholdermeeting.com/SLGG2022. You will have the option to log in to the virtual Meeting as a “Stockholder” with a control number or as a “Guest.” If you are a stockholder of record as of the Record Date, you may log in as a “Stockholder” using the control number and password for the Meeting, both of which can be found on your proxy card. If you are not a stockholder of record, but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a “Guest”, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Meeting, you must register in advance to attend the Meeting as a “Stockholder”. To register to attend the virtual Meeting as a “Stockholder”, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Issuer Direct.

Whether you attend the Meeting as a “Stockholder” or as a “Guest”, please allow yourself ample time for the online check-in procedures.

Questions at the Special Meeting

By accessing www.virtualshareholdermeeting.com/SLGG2022 on the Internet, our stockholders will be able to submit questions in writing in advance of or during the Meeting, vote, view the Meeting procedures, and obtain copies of proxy materials. Stockholders will need their unique control number which appears on the proxy card accompanying this Proxy Statement and the instructions that accompanied the proxy materials.

Voting

If you are a stockholder of record as of the Record Date, there are four ways you can vote:

(1)	By the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided on your proxy card.

(2)	By Telephone: You may vote by telephone by following the instructions on your proxy card.

(3)	By Postal Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4)

During the Meeting: You will have the ability to attend the virtual Meeting and vote online via the Internet during the Meeting. The Meeting will be a virtual only meeting and can be accessed on the Internet at www.virtualshareholdermeeting.com/SLGG2022. Submitting a proxy will not prevent a stockholder from attending the Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted electronically by telephone or the Internet must be received by 11:59 p.m., Eastern Standard Time, on June 15, 2022. Proxies submitted by postal mail must be received before the start of the virtual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
1.	Election of the two Class II director nominees named in this proxy statement, each for a term of three years.	For each director, the number of votes cast for the director’s election must exceed the number of votes withheld or cast against the director’s election.
2.

To approve an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (“2014 Plan”) to increase the number of shares of common stock, $0.001 par value, available for issuance under the 2014 Plan by 1,250,000 shares;

Affirmative vote of a majority of the votes cast.
3.	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	Affirmative vote of a majority of the votes cast.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is considered a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise, they will not be able to cast a vote for such “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the two Class II director nominees identified in this proxy statement, (ii) FOR the amendment to the 2014 Plan, (iii) FOR ratification of the appointment of Baker Tilly US, LLP as our independent auditors for the current fiscal year, and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting virtually. Attendance at the virtual Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the virtual Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, printing and mailing of this proxy statement, the proxy card and any other solicitation materials or services we may use in connection with the virtual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Meeting or any adjournment thereof. We have retained Broadridge to assist in the solicitation of proxies for the Meeting as well as all of the services listed above. We expect that the remuneration to Broadridge for all of its services will be approximately $100,000, plus reimbursement for out-of-pocket expenses.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF TWO CLASS II DIRECTOR NOMINEES

General

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors that constitute the entire Board of Directors (the “Board”) shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than one. Our Board currently consists of the following seven persons:

Ann Hand Chief Executive Officer, President and Chair
Jeff Gehl* Independent Director	Kristin Patrick Independent Director
Mark Jung Independent Director	David Steigelfest Chief Platform Officer, Corporate Secretary and Director
Michael Keller* Independent Director	Michael Wann Chief Strategy Officer and Director

____________________

*	Director Nominees at the Annual Meeting

At our 2020 annual meeting of stockholders, our stockholders approved, and we effected an amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our Board of Directors into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors). Pursuant to this amendment to our Charter, our Board is now classified into three classes with staggered three-year terms (with the exception of the initial Class I and Class II directors), designated as follows:

●	Class I, comprised of two directors, Kristin Patrick and David Steigelfest (with terms expiring at our 2024 annual meeting of stockholders);

●	Class II, comprised of two directors, Jeff Gehl and Michael Keller (with terms expiring at our 2022 annual meeting of stockholders).

●	Class III, comprised of three directors, Ann Hand, Mark Jung and Michael Wann (with terms expiring at our 2023 annual meeting of stockholders).

Jeff Gehl and Michael Keller, each of whom are currently serving terms which expire at our Annual Meeting, have been nominated by our Nominating and Governance Committee for election as the Class II directors at the Annual Meeting. If any of the director nominees is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

At the recommendation of the Nominating and Governance Committee, the Board has nominated Jeff Gehl and Michael Keller for re-election as Class II directors, each for a three-year term.

Mr. Gehl and Mr. Keller have each consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Set forth below is information about the two director nominees, including each such individual’s principal occupation, business experience and qualifications that led the Company’s Board of Directors to conclude that each such director nominee should serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR Messrs. Gehl and Keller.

Director Biographies

The following section sets forth certain information regarding the nominees for election as directors and the standing directors of the Company.

Director Nominees with Terms Expiring at the Annual Meeting

Jeff Gehl

Independent Director

Mr. Gehl has served as a director on our Board since 2015. Mr. Gehl is a co-owner at VLOC LLC. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors. Mr. Gehl is responsible for leading RCP's client relations function and covering private equity fund managers in the western United States. He is a General Partner of BKM Capital Partners, L.P. Previously, Mr. Gehl was an Advisor at Troy Capital Partners until 2018. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He currently serves as a Director of P10 Industries, Inc., a Director of Veritone, Inc. (NASDAQ: VERI) and an Advisory Board member of several of RCP’s underlying funds, as well as Accel-KKR and Seidler Equity Partners. Mr. Gehl was the Manager of VLOC. Mr. Gehl received the 1989 “Entrepreneur of the Year” award from University of Southern California’s Entrepreneur Program. He obtained a Bachelor of Science in Business Administration from the University of Southern California's Entrepreneur Program.

Mr. Gehl’s wide range of experience in financing, developing and managing high-growth technology companies, as well as his entrepreneurial experience, has considerably broadened the Board’s perspective, particularly as the Company engaged in capital raising activities to fund the early stages of its development. Mr. Gehl also serves as our Board-designated “audit committee financial expert,” as the Chair of the Board’s Audit Committee and as a member of the Nominating and Governance Committee.

Michael Keller

Independent Director

Mr. Keller has served as a director on our Board since November 2018. From July 2014 to February 2018, Mr. Keller served as an advisor and board member for Cake Entertainment, an independent entertainment company specializing in the production, distribution, development, financing and brand development of kids’ and family properties, as managing director of Tiedemann Wealth Management from March 2008 to December 2013, as co-founder and principal of Natrica USA, LLC from August 2006 to March 2008 and as Senior Vice President of Brown Brothers Harriman Financial Services from July 1996 to June 2006. Mr. Keller earned a Bachelor of Arts in History from Colby College.

With over 15 years of experience in asset and portfolio management, and experience in helping companies gain exposure for their products and services, including in the entertainment industry, we believe Mr. Keller provides our Board with useful insight that will help us as we allocate resources to expand the utility of our platform and other technologies. Mr. Keller also serves as Chair of the Board’s Nominating and Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Continuing Directors

Ann Hand

Chief Executive Officer, President, Chair of the Board

Ms. Hand has served as our Chief Executive Officer, President and Chair of our Board since June 2015. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn- around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn-arounds directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board, both as Chair of the Board and as the leader of the Company’s executive team.

Mark Jung

Independent Director

Mr. Jung has served as a director on our Board since July 2019. Mr. Jung currently serves as an independent consultant to multiple media and technology companies. Previously, Mr. Jung served on the board of directors of Accela, a leading provider of cloud-based productivity and civic engagement solutions for government, from March 2016 to April 2019. During his tenure on the board of Accel, Mr. Jung also held executive management positions for Accela, including as Chairman and interim Chief Executive Officer from August 2016 to March 2017 and from April 2018 to October 2018, as well as serving as Executive Chairman from March 2017 to April 2018. Prior to Accela, Mr. Jung served as Executive Chairman of OL2, a leading cloud solutions provider for gaming and graphics-rich applications, from May 2013 to March 2015. Currently, Mr. Jung serves as a member of the board of directors of Millennium Trust Company, a leading financial services company offering niche alternative custody solutions to institutions, advisors and individuals; lnMar, a provider of intelligent commerce network solutions; Samba Safety, a provider of driver risk management solutions; and ReadyUp, a provider of an esports platform for player networking and team management. Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

With over three decades of experience serving as a C-suite executive at several prominent companies within the digital entertainment and video game industries, and extensive public and private board member experience, we believe Mr. Jung provides our Board with invaluable knowledge and insight regarding key strategies and best practices for building gaming communities and creating a demand for gaming-related content in the market that can accelerate our audience development and content monetization strategies, and will also share key learnings with Super League gained from his experience navigating the transition of companies from private to public. Mr. Jung also serves as Chair of the Board’s Compensation Committee and as a member of the Audit Committee.

Kristin Patrick

Independent Director

Ms. Patrick has served as a director on our Board since November 2018, and currently serves as President and Chief Marketing Officer of Eros Innovations, a position she has held since January 2019. Previously, Ms. Patrick served as Global Chief Marketing Officer of Soda Brand at Pepsico, Inc., a position she held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from November 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to November 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her Bachelor of Arts from Emerson College and J.D. from Southwestern University.

As we continue to expand the visibility of our Brand, we believe Ms. Patrick will provide instrumental input on our marketing efforts, and will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives. Ms. Patrick also serves as a member of the Board’s Compensation Committee and the Nominating and Governance Committee.

David Steigelfest

Chief Platform Officer, Corporate Secretary, Director

Mr. Steigelfest co-founded the Company in 2014 and has served as a director on our Board since that time. In addition, Mr. Steigelfest served has our Chief Platform Officer since May 2018. An attorney by education, David has served as an executive and entrepreneur in the digital and technology space for more than 20 years. Prior to co-founding the Company in 2014, Mr. Steigelfest founded rbidr LLC, a media and technology startup and a pioneer in yield management and price optimization software, where he served as Chief Executive Officer from 2008 to 2013. From 2013 to 2014, Mr. Steigelfest worked for Cosi Consulting, where he provided management consulting services ranging from complex project management, PMO, software design, 3rd party software integration and migration, enterprise content management, data management and system-based regulatory compliance to various Fortune 500 companies. From 2001 to 2008, Mr. Steigelfest worked on Wall Street at Deutsche Bank, where he oversaw various multi-million-dollar change management projects. In addition, Mr. Steigelfest previously served as Vice President of eCommerce at Starguide Digital Networks, where he had responsibility over the streaming media portal, CoolCast. CoolCast utilized satellite technology to distribute high quality streaming content into multi-cast enabled networks bypassing Internet bottlenecks. Prior to Starguide, Mr. Steigelfest served as the Director of Product Management at Gateway Computers, where he oversaw Gateway.com and Gateway’s business-to-business extranet system, eSource. In addition, Mr. Steigelfest has consulted for companies of all sizes throughout his career addressing a wide variety of IT and business challenges, including complex business process change, software implementation and e-commerce. Mr. Steigelfest received a Bachelor of Arts in International Relations and Psychology from Syracuse University, and a JD with an emphasis in business transactions and business law from Widener University School of Law.

As a co-founder of the Company and a lead developer of the Company’s platform, Mr. Steigelfest provides the Board with critical insight into the technological aspects of the Company’s operations and the ongoing development of the platform, attributes that make Mr. Steigelfest a particularly valued member of the Board.

Michael Wann

Chief Strategy Officer and Director

Mr. Wann joined the Company in June 2021. Prior to joining Super League, Mr. Wann served as Chief Executive Officer of Mobcrush Streaming, Inc. (“Mobcrush”) from May 2017 until Super League’s acquisition of Mobcrush in June 2021. Prior to Mobcrush, Mr. Wann served as Chief Revenue Officer and as an advisor for Fullscreen, Inc. from January 2014 to December 2017. Mr. Wann has also held various senior management positions at Tastemade, SpinMedia, Inc. and Demand Media. Mr. Wann holds a BA in Political Science and Government, and an MBA from University of Redlands.

As the Company continues to expand its innovative creator-centric advertising model, the Board believes Mr. Wann’s deep experience in the entertainment industry and the monetization of digital content is essential in guiding the Company’ strategy moving forward. In addition, Mr. Wann provides the Board with valuable insight on integrations of the Company’s recent acquisitions and forming the Company’s future business plans.

Board Composition and Election of Directors

Board Composition

Our Board currently consists of the following seven members:

Name	Age	Positions	Class	Director Since	Committee Memberships
					A	CP	NCG
Ann Hand	53	Chief Executive Officer, President, Chair	Class III	2015
Jeff Gehl*	53	Director Nominee	Class II	2015	C		M
Mark Jung	59	Independent Director	Class III	2019	M	C
Michael Keller*	51	Director Nominee	Class II	2018	M	M	C
Kristin Patrick	51	Independent Director	Class I	2018		M	M
David Steigelfest	54	Chief Platform Officer, Corporate Secretary and Director	Class I	2014
Michael Wann	50	Chief Strategy Officer and Director	Class III	2021

____________________

* – Director Nominee

A – Audit Committee
C – Committee Chair

CP – Compensation Committee

NCG – Nominating and Governance Committee

M – Committee Member

Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Director Independence

Our Board has determined that the following four of our seven directors qualify as independent directors, as determined in accordance with the Listing Rule 5605 of the Nasdaq Stock Market: Messrs. Gehl, Keller and Jung, and Ms. Patrick. Nasdaq Listing Rule 5605 includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Stock Market listing rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Ms. Hand, our President and Chief Executive Officer, is a first cousin of Mr. Gehl, a member of our Board. There are no other family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities. We are in the process of instituting a formal information security management program, which will be subject to oversight by, and reporting to, our Board. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our website at http://ir.superleague.com.

Audit Committee

Our Audit Committee is currently comprised of Jeff Gehl, who serves as the Audit Committee Chair, Michael Keller and Mark Jung, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four times during the year ended December 31, 2021. Pursuant to its charter, the Audit Committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

●	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

●

reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the release of such information;

●	reviewing and reassessing the adequacy of the Audit Committee’s charter, at least annually;

●	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●

reviewing on a periodic basis, or as appropriate, our policies with respect to risk assessment and management, and our plan to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors, and management;

●	reviewing any earnings announcements and other public announcements regarding our results of operations;

●	preparing the report that the SEC requires in our annual proxy statement, upon becoming subject to the Securities Exchange Act of 1934, as amended (“Exchange Act”);

●

complying with all preapproval requirements of Section 10A(i) of the Exchange Act and all Securities and Exchange Commission (“SEC”) rules relating to the administration by the Audit Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

●	administering the policies and procedures for the review, approval and/or ratification of related party transactions involving the Company or any of its subsidiaries; and

●	making other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Our Board has affirmatively determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Gehl qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Stock Market rules and regulations. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

Our Compensation Committee is currently comprised of Mark Jung, who serves as the Compensation Committee Chair, Kristin Patrick and Michael Keller, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Compensation Committee’s main function is to assist our Board in the discharge of its responsibilities related to the compensation of our executive officers. The Compensation Committee met eleven times during the year ended December 31, 2021. Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

●

reviewing our compensation programs and arrangements applicable to our executive officers, including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, and advising management and the Board regarding such programs and arrangements;

●

reviewing and recommending to the Board the goals and objectives relevant to CEO compensation, evaluating CEO performance in light of such goals and objectives, and determining CEO compensation based on the evaluation;

●	retaining, reviewing and assessing the independence of compensation advisers;

●	monitoring issues associated with CEO succession and management development;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our Board with respect to compensation of our executive officers and senior management;

●	reviewing and making recommendations to our Board with respect to director compensation;

●

endeavoring to ensure that our executive compensation programs are reasonable and appropriate, meet their stated purpose (which, among other things, includes rewarding and creating incentives for individuals and Company performance), and effectively serve the interests of the Company and our stockholders; and

●

upon becoming subject to the Exchange Act, preparing and approving an annual report on executive compensation and such other statements to stockholders which are required by the SEC and other governmental bodies.

Nominating and Governance Committee

Our Nominating and Governance Committee is currently comprised of Michael Keller, who serves as the Nominating and Governance Committee Chair, Kristin Patrick and Jeff Gehl, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Nominating and Governance Committee met four times during the year ended December 31, 2021. Pursuant to its charter, the Nominating and Governance Committee is primarily responsible for, among other things:

●	assisting the Board in identifying qualified candidates to become directors, and recommending to our Board nominees for election at the next annual meeting of stockholders;

●	leading the Board in its annual review of the Board’s performance;

●	recommending to the Board nominees for each Board committee and each committee Chair;

●

reviewing and overseeing matters related to the independence of Board and committee members, in light of the independence requirement of the Nasdaq Stock Market and the rules and regulations of the SEC;

●	overseeing the process of succession planning of our CEO and other executive officers; and

●	developing and recommending to the Board corporate governance guidelines, including our Code of Business Conduct, applicable to the Company.

Board Qualifications and Experience

Our Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●	experience as a board member or executive officer of another publicly-held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity

Our seven directors come from diverse backgrounds. We comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The table below provides certain highlights of the composition of our Board members and nominees as of May 2, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of May 2, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	5*

*  Did not disclose with respect to LGBTQ+ background.

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Our Board’s Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chair and Chief Executive Officer. Ms. Hand has served in both roles since 2015, and our Board continues to believe that her combined role is most advantageous to the Company and its stockholders. Ms. Hand possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Ms. Hand is best positioned to fulfill the Chair’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Ms. Hand’s leadership, the Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. We provide our Code of Business Conduct and Ethics under the Corporate Governance section of our website at http://ir.superleague.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act.

Limitation of Liability and Indemnification

Our Charter and Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Super League Gaming, Inc.

2912 Colorado Avenue, Suite #203

Santa Monica, California 90404

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the fiscal year ended December 31, 2020, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

NON-EXECUTIVE DIRECTOR COMPENSATION

On January 31, 2019, and as amended on August 13, 2019, effective July 1, 2019, our Board adopted a director compensation plan for our non-employee directors, the details of which are presented in the table below. We do not provide deferred compensation or retirement plans for non-employee directors.

Schedule of Director Fees

Compensation Element	Cash (1)		Equity (2)
Annual Retainer	$25,000	(3)	$60,000	(4)
Audit Committee Chair	$15,000		$-
Compensation Committee Chair	$10,000		$-
Nominating and Governance Committee Chair	$5,000		$-
Audit and Nominating and Governance Committee Member	$5,000		$-
Compensation Committee Member	$3,500		$-

(1)	Cash compensation is payable in equal installments on a quarterly basis; provided, however, that no monthly cash retainer will be paid after any termination of service.

(2)

Equity awards will be issuable in the form of restricted stock units (“RSUs”). On the date of the Company’s annual meeting of stockholders, each director will receive RSUs at a per share price equal to the closing price of the Company’s common stock on the grant date, which RSU will become fully vested on the one-year anniversary of the initial grant date.

(3)	Any new non-employee director appointed to the Board will receive cash compensation equal to a prorated portion of the annual retainer amount.

(4)

Any new non-employee director appointed to the Board will receive RSUs having a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one-year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders.

2021 Summary Table of Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)		Total ($)

Jeff Gehl (2)	$40,000	$60,000	$		$100,000
Mark Jung (3)(4)	$40,000	$60,000		$90,000	$190,000
Michael Keller (5)	$38,500	$60,000	$		$98,500
Kristian Patrick (6)	$28,500	$60,000	$		$88,500

(1)

The following table presents: (a) the aggregate number of RSUs granted during the year ended December 31, 2021, the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSUs at December 31, 2021; and (c) the aggregate number of outstanding options (both vested and unvested) at December 31, 2021. All RSUs granted during the year ended December 31, 2021 vest in equal monthly installments over a 48-month period beginning on the grant date.

The grant date fair value is calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual value, if any, that may be realized by the individuals listed in the table.

	Restricted Stock Awards Listed in the Table Above		Aggregate Awards as of December 31, 2021
Name	Number of Unvested Shares of Restricted Stock	Number of Vested Shares of Restricted Stock	Aggregate Number of Unvested Restricted Stock Awards Outstanding	Aggregate Number of Options Outstanding

Gehl	12,474	-	12,474	25,001
Jung	12,474	-	12,474	-
Keller	12,474	-	12,474	-
Patrick	12,474	-	12,474	-

(2)	Amounts paid to Mr. Gehl consist of his annual retainer and Audit Committee Chair fees, as described above.

(3)	Amounts paid to Mr. Jung consist of his annual retainer, Compensation Committee Chair fees, and Audit Committee member fees, as described above.

(4)

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into the Consulting Agreement (defined below), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung receives a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that extended to December 31, 2019, was extended through June 30, 2020, and continues on a month-to-month basis, upon mutual agreement of Mr. Jung and the Company.

(5)

Amounts paid to Mr. Keller consist of his annual retainer, Nominating and Governance Committee Chair fees, Compensation Committee member fees and Audit Committee member fees, as described above. Mr. Keller was appointed to the Compensation Committee in April 2020.

(6)	Amounts paid to Ms. Patrick consist of her annual retainer and Compensation Committee member fees, as described above.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Ann Hand	53	Chief Executive Officer, President and Chair
Clayton Haynes	52	Chief Financial Officer
Matt Edelman	52	Chief Commercial Officer
David Steigelfest	54	Chief Platform Officer, Corporate Secretary and Director
Michael Wann	50	Chief Strategy Officer and Director

Ann Hand

Chief Executive Officer, President, Chair of the Board

Please see Ms. Hand’s biography in the preceding section under the heading “Director Biographies – Continuing Directors” on page 6.

Clayton Haynes

Chief Financial Officer

Mr. Haynes was appointed as our Chief Financial Officer in August 2018. From 2001 to August 2018, Mr. Haynes served as Chief Financial Officer, Senior Vice President of Finance and Treasurer of Acacia Research Corporation (NASDAQ: ACTG), an industry-leading intellectual property licensing and enforcement and technology investment company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice, where he provided and managed full scope financial statement audit and business advisory services for public and private company clients with annual revenues up to $1 billion in a variety of sectors, including manufacturing, distribution, oil and gas, engineering, aerospace and retail. Mr. Haynes received a Bachelor of Arts in Economics and Business/Accounting from the University of California at Los Angeles, an MBA from the University of California at Irvine Paul Merage School of Business and is a Certified Public Accountant (Inactive).

Matt Edelman

Chief Commercial Officer

Mr. Edelman oversees the Company’s revenue, marketing, content, creative services and business development activities, and has served as our Chief Commercial Officer since July 2017. Mr. Edelman is the owner of PickTheBrain, a leading digital self-improvement business, a board member and marketing committee member of the Epilepsy Foundation of Greater Los Angeles and has over 20 years of experience working in the digital and traditional media and entertainment industries. Since 2001, he has served as an advisor and consultant to numerous digital and media companies, including, amongst others, Nike, Marvel, MTV, Sony Pictures, 20th Century Fox and TV Guide. Prior to joining the Company, from 2014 to 2017, Mr. Edelman served as the Head of Digital Operations and Marketing Solutions at WME-IMG (now Endeavor), where he was responsible for several areas, including digital audience and revenue growth through content, social media and paid customer acquisition across the company’s global live events business within sports, fashion, culinary and entertainment verticals; digital marketing services for consumer brands, college athletics programs and talent; and management of direct-to-consumer digital content businesses, including both eSports and Fashion OTT properties. From 2010 to 2013, Mr. Edelman served as the Chief Executive Officer of Glossi (previously ThisNext), an authoring platform enabling individuals to create their own digital magazines. Previously, Mr. Edelman also founded and/or served in executive positions at multiple early-stage digital media companies. Mr. Edelman earned a Bachelor of Arts in Politics from Princeton University.

David Steigelfest

Chief Platform Officer, Corporate Secretary and Director

Please see Mr. Steigelfest’s biography in the preceding section under the heading “Director Biographies – Continuing Directors” on page 7.

Michael Wann

Chief Strategy Officer and Director

Please see Mr. Wann’s biography in the preceding section under the heading “Director Biographies – Continuing Directors” on page 7.

Summary Compensation Table

We are an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2021, the end of the last completed fiscal year (the “Named Executive Officers”).

We have identified Ann Hand, David Steigelfest and Matt Edelman as our Named Executive Officers for the year ended December 31, 2021. Our Named Executive Officers for our fiscal year ending December 31, 2022 are subject to change, as we may hire or appoint new executive officers.

For the fiscal years ended December 31, 2021 and 2020, compensation for our Named Executive Officers was as follows:

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)

Ann Hand	2021	$400,000	$134,000	(2)(3)	$340,000	$472,000		$1,346,000
Chief Executive Officer, President	2020	$400,000	$184,000	(2)(4)	-	$437,000	(5)	$1,021,000

David Steigelfest	2021	$300,000	$80,400	(3)	$109,000	$105,000		$594,400
Chief Platform Officer and Corporate Secretary	2020	$300,000	$80,000	(4)	-	$183,000	(6)	$563,000

Matt Edelman	2021	$300,000	$80,400	(3)	$104,000	$100,000		$584,400
Chief Commercial Officer	2020	$300,000	$80,000	(4)	-	$218,000	(7)	$598,000

(1)

This column represents the grant date fair value calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(2)

Refer to “Employment Agreements and Potential Payments upon Termination or Change of Control” below for additional information. For Ms. Hand, the bonus amounts earned pursuant to her employment agreement for fiscal years 2021 and 2020 totaled $0 and $50,000, respectively.

(3)	Includes executive bonus amounts earned in connection with the 2021 executive bonus program approved at the discretion of the Board.

(4)	Includes executive bonus amounts earned in connection with the 2020 executive bonus program approved at the discretion of the Board.

(5)

On February 11, 2020, Ms. Hand canceled 150,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for 67,500 RSUs, pursuant to a Board approved exchange. The 2020 equity award information above excludes the RSUs issued in the exchange and the reissuance of 48,667 options on February 11, 2020, with the same terms of the original stock option granted, representing the reissuance of the balance of the original stock option not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the RSUs issued in the exchange, therefore no additional stock compensation expense was recognized under ASC 718.

(6)

On February 11, 2020, Mr. Steigelfest canceled 70,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for31,500 RSUs, pursuant to a Board approved exchange. The 2020 equity award information above excludes the RSUs issued in the exchange and the reissuance of 96,667 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock options not included in the exchange. RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the RSUs issued in the exchange, therefore no additional stock compensation expense was recognized under ASC 718.

(7)

On February 11, 2020, Mr. Edelman canceled 100,000 stock options with original grant dates of July 24, 2017, June 29, 2018 and October 31, 2018 and an exercise price of $10.80, in exchange for 45,000 RSUs, pursuant to a Board approved exchange. The 2020 equity award information above excludes the RSUs issued in the exchange and the reissuance of 7,107 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock options not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the RSUs issued in the exchange, therefore no additional stock compensation expense was recognized under ASC 718.

Elements of Compensation

Our executive compensation program consisted of the following components of compensation during the years ended December 31, 2021 and 2020:

Base Salary

Each of our executive officers receives a base salary for the expertise, skills, knowledge and experience he or she offers to our management team. The base salary of each of our executive officers is re-evaluated annually, and may be adjusted to reflect:

●	the nature, responsibilities, and duties of the officer’s position;

●	the officer’s expertise, demonstrated leadership ability, and prior performance;

●	the officer’s salary history and total compensation, including annual equity incentive awards; and

●	the competitiveness of the officer’s base salary.

Executive Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our business objectives. Bonus amounts depend on the level of achievement of individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For the year ended December 31, 2021, each of our Named Executive Officers was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table above. At the time of this proxy statement, the Compensation Committee has not determined or awarded a bonus to any Named Executive Officer for the fiscal year ended December 31, 2021. Payment of a bonus to any of our Named Executive Officers for fiscal 2022, if any, is at the discretion of the Compensation Committee which may consider factors other than attainment of individual or corporate goals in its determination of bonus amounts to be granted.

Equity Incentive Awards

We believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our Compensation Committee determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. All equity awards issued to our Named Executive Officers during the years ended December 31, 2021 and 2020 were issued under our 2014 Plan.

Employment Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements with Named Executive Officers

Ann Hand

On January 5, 2022, we entered into an employment agreement with Ms. Hand, which provides that Ms. Hand shall continue to serve as our Chief Executive Officer, President and Chair of the Board. The term of the agreement is through December 31, 2024 (the “Hand Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Hand Initial Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Hand Renewal Term”). The employment agreement with Ms. Hand provides for a base annual salary of $425,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Ms. Hand shall be entitled to (i) an annual cash bonus, the amount of which shall be determined by our Compensation Committee, (ii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums, (iii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s annual variable compensation plan approved by the Board. As additional compensation, Ms. Hand was issued a grant of 900,000 performance stock units (“PSUs”) (the “Hand PSUs”), with equal increments of 20% of the Hand PSUs vesting upon the 60 day volume weighted average price of the Company’s Common Stock (the “60-Day VWAP”) reaching (A) $4.75 per share, (B) $6.00 per share, (C) $7.00 per share, (D) $8.00 per share, and (E) $9.00 per share. Ms. Hand has been granted the Hand PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Hand Initial Term.

Ms. Hand’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause or by Ms. Hand for Good Reason, as those terms are defined in the agreement, she shall receive a severance package consisting of the following: (i) all accrued obligations as of the termination date; (ii) a cash payment equal to the greater of (A) her base annual salary for 18 months, or (B) the remaining payments due for the term of the agreement; and (iii) the immediate vesting of all options, RSUs and PSUs, that utilize time-based vesting, set to vest over the 18 month period from and after the Termination Date; and (iv) 270,000 of the Hand PSUs shall immediately vest. In the event of termination by us with Cause or by Ms. Hand without Good Reason, Ms. Hand shall be entitled to all salary and benefits accrued prior to the termination date, and nothing else; provided, however, that Ms. Hand shall be entitled to exercise that portion of the Hand Warrant that has vested as of the effective date of the termination until the Hand Warrant’s expiration.

Ms. Hand’s employment agreement replaces a prior employment agreement entered into by the Company and Ms. Hand on June 16, 2017, as amended and restated on November 15, 2018.

David Steigelfest

On January 5, 2022, we entered into an employment agreement with Mr. Steigelfest, which provides that Mr. Steigelfest shall continue to serve as our Chief Platform Officer. The initial term of the agreement is three years (the “Steigelfest Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Steigelfest Initial Term or a Steigelfest Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Steigelfest Renewal Term”). The employment agreement with Mr. Steigelfest provides for a base annual salary of $330,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Steigelfest shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) annual variable compensation plan approved by the Board. As additional compensation, Mr. Steigelfest was issued a grant of 150,000 performance stock units (“PSUs”) (the “Steigelfest PSUs”), with equal increments of 20% of the Steigelfest PSUs vesting upon the 60 day volume weighted average price of the Company’s Common Stock (the “60-Day VWAP”) reaching (A) $4.75 per share, (B) $6.00 per share, (C) $7.00 per share, (D) $8.00 per share, and (E) $9.00 per share. Mr. Steigelfest has been granted the Steigelfest PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Steigelfest Initial Term.

In the event the Company terminates Mr. Steigelfest without Cause, or Mr. Steigelfest resigns for Good Reason (each as defined in the agreement), Mr. Steigelfest will be entitled to a cash payment equal to 12 months of the Steigelfest Base Pay from the date of such termination. In the event the Company terminates Mr. Steigelfest for Cause, or, Mr. Steigelfest resigns without Good Reason, Mr. Steigelfest shall be only be entitled to salary and benefits accrued prior to such date, provided that Mr. Steigelfest shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Steigelfest shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Mr. Steigelfest’s employment agreement replaces a prior employment agreement entered into by the Company and Mr. Steigelfest on October 31, 2016, as amended and restated on November 1, 2018.

Matt Edelman

On January 5, 2022, we entered into an employment agreement with Mr. Edelman, which provides that Mr. Edelman shall continue to serve as our Chief Commercial Officer. The initial term of the agreement is three years (the “Edelman Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Edelman Initial Term or a Edelman Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Edelman Renewal Term”). The employment agreement with Mr. Edelman provides for a base annual salary of $330,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Edelman shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) annual variable compensation plan approved by the Board. As additional compensation, Mr. Edelman was issued a grant of 150,000 performance stock units (“PSUs”) (the “Edelman PSUs”), with equal increments of 20% of the Edelman PSUs vesting upon the 60 day volume weighted average price of the Company’s Common Stock (the “60-Day VWAP”) reaching (A) $4.75 per share, (B) $6.00 per share, (C) $7.00 per share, (D) $8.00 per share, and (E) $9.00 per share. Mr. Edelman has been granted the Edelman PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Hand Initial Term.

In the event the Company terminates Mr. Edelman without Cause, or Mr. Edelman resigns for Good Reason (each as defined in the agreement), Mr. Edelman will be entitled to a cash payment equal to six months of the Edelman Base Pay from the date of such termination. In the event the Company terminates Mr. Edelman for Cause, or, Mr. Edelman resigns without Good Reason, Mr. Edelman shall be only be entitled to salary and benefits accrued prior to such date, provided that Mr. Edelman shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Edelman shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Mr. Edelman’s employment agreement replaces a prior employment agreement entered into by the Company and Mr. Edelman on November 1, 2018.

Employment Agreement with Other Executive Officers

Michael Wann

On January 5, 2022, we entered into an executive employment agreement with Mr. Wann to serve as our Chief Strategy Officer and Executive Vice President of Sales, which serves as an amendment and restatement of the existing executive employment agreement of Mr. Wann dated June 1, 2021. The agreement provides that Mr. Wann will continue to serve as the Company’s Chief Strategy Officer and Executive Vice President of Sales, for a term beginning on the Effective Date, and concluding on the third anniversary thereof (the “Wann Initial Term”), and, provided that neither party provides 30 days’ notice prior to the expiration of the Wann Initial Term or a Wann Renewal Term (defined below) of their intent to allow the Wann Employment Agreement to expire and thereby terminate, the Wann Employment Agreement shall continue in effect for successive periods of one year (each, a “Wann Renewal Term”).

Pursuant to the Wann Employment Agreement, Mr. Wann will be entitled to (i) an annual base salary of $330,000, which may be increased annually at the sole discretion of the Company’s Board (the “Wann Base Salary”); (ii) participation in the Company’s annual variable compensation plan approved by the Board; (iii) in conjunction with Mr. Wann’s prior executive employment agreement executed on June 1, 2021, Mr. Wann was issued a grant, pursuant to the 2014 Plan, of 120,000 non-qualified options to purchase the Company’s Common Stock (“Options”), exercisable for a period of 10 years at the closing trading price as listed on the Nasdaq Capital Market as of the June 1, 2021, with 25% of the Options vesting an the one-year anniversary of June 1, 2021, and the remaining Options vesting in 36 equal monthly installments thereafter; (iv) participate in the Company’s health insurance plan offered by the Company to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses.

In the event the Company terminates Mr. Wann without Cause, or Mr. Wann resigns for Good Reason (each as defined in the agreement), Mr. Wann will be entitled to a cash payment equal to: (i) three months of the Wann Base Salary if such termination or resignation occurs prior to the one-year anniversary of the Effective Date; (ii) six months of the Wann Base Salary if such termination or resignation occurs after the one-year anniversary of the Effective Date, but before the two-year anniversary of the Effective Date; (iii) nine months of the Wann Base Pay if such termination or resignation occurs after the two-year anniversary of the Effective Date, but before the three-year anniversary of the Effective Date; or (iv) 12 months of the Wann Base Salary if such termination or resignation occurs after the three-year anniversary of the Effective Date. In the event the Company terminates Mr. Wann for Cause, or, Mr. Wann resigns without Good Reason, Mr. Wann shall only be entitled to salary and benefits accrued prior to such date, provided that Mr. Wann shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Wann shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses outstanding stock option awards held by each of the Named Executive Officers as of December 31, 2021:

		Option/Warrant Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options/ warrants (#) Exercisable		Number of securities underlying unexercised options/ warrants (#) Unexercisable		Option/ warrant Exercise price($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested(#)		Market value of shares or units of stock that have not vested(#)

Ann Hand	6/5/15	166,667		-		$9.00	6/5/25
	6/16/17	51,334		-		$9.00	6/15/27
	6/16/17	100,000		-		$10.80	6/6/27
	10/31/18	250,000		-		$10.80	10/31/28
	2/11/20	48,667	(1)	-		$10.80	10/30/28
	2/11/20	-		-		-	-	33,750	(1)	$79,650
	8/5/20	66,667		133,333	(2)	$2.88	8/3/30
	5/27/21	-		93,110	(3)	$4.81	5/27/31
	5/27/21	11,667		28,333	(4)	$4.81	5/27/31
	5/27/21							70,590	(5)	$166,592

David Steigelfest	10/16/14	116,667		-		$0.30	10/15/24
	12/21/15	833		-		$9.00	12/21/25
	2/11/20	25,833	(6)	-		$9.00	6/15/27
	2/11/20	47,223	(7)	23,611		$10.80	10/31/28
	2/11/20	-		-		-	-	15,750	(7)	$37,170
	8/5/20	28,000		56,000	(8)	$2.88	8/3/30
	5/27/21	-		29,760	(9)	$4.81	5/27/31
	5/27/21							22,560	(10)	$53,241

Matt Edelman	2/11/20	5,392	(11)	1,715		$10.80	6/29/28
	2/11/20	-		-		-	-	22,500	(11)	$53,100
	8/5/20	33,333		66,667	(12)	$2.88	8/3/30
	5/27/21	-		28,400	(13)	$4.81	5/27/31
	5/27/21							21,530	(14)	$50,810

(1)

On February 11, 2020, Ms. Hand canceled 150,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for 67,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 48,667 options on February 11, 2020, with the same terms of the original stock option granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

(2)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(3)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(4)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 24-month period beginning on May 27, 2021.

(5)	Represents a grant of 70,590 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

(6)	Represents an option to purchase shares of our common stock. 8,834 shares of the original option were returned to the Issuer on February 11, 2020.

(7)

On February 11, 2020, Mr. Steigelfest canceled 70,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for 31,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 96,667 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. A balance of 70,834 remained of the option exchanged, which originally vested with respect to 25,000 shares on October 31, 2019, and the remainder vesting at a rate of 2,084 shares per month, becoming fully vested on October 30, 2022. 29,166 shares of the original option were returned to the Issuer on February 11, 2020.

(8)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(9)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(10)	Represents a grant of 22,560 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

(11)

On February 11, 2020, Mr. Edelman canceled 100,000 stock options with original grant dates of July 24, 2017, June 29, 2018 and October 31, 2018 and an exercise price of $10.80, in exchange for 45,000 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 7,107 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The options exchanged vested with respect to 4,167 shares on October 31, 2019, and then at a rate of 348 shares per month thereafter. 9,560 shares of the original option were returned to the Issuer on February 11, 2020.

(12)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(13)	Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(14)	Represents a grant of 21,530 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)	(c)
Equity compensation plans approved by security holders
2014 Plan	2,330,000	$5.18	1,841,000
Equity compensation plans not approved by security holders
Total	103,000	$5.20	-

(1)	Excludes 361,000 shares of common stock issuable upon the vesting of RSUs as of December 31, 2021.

Stock Option and Incentive Plan

Amended and Restated 2014 Stock Option and Incentive Plan

The Super League 2014 Stock Option and Incentive Plan (the “2014 Plan”) was approved by the Board of Directors and the stockholders of Super League in October 2014. The Plan was subsequently amended in May 2015, May 2016, July 2017 and October 2018. The Plan allows grants of stock options, stock awards and performance shares with respect to common stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. The Plan provides for both the direct award and sale of shares of common stock and for the grant of options to purchase shares of common stock. Options granted under the Plan include non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The Board of Directors administers the Plan and determines which eligible individuals are to receive option grants or stock issuances under the Plan, the times when the grants or issuances are to be made, the number of shares of common stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018, May 2020 and April 2021. The maximum number of shares of common stock issuable under the 2014 Plan is currently 5.0 million shares, subject to adjustments for stock splits, stock dividends or other similar changes in our common stock or our capital structure.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung will receive a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that continued until December 31, 2019, and was extended through December 31, 2020 upon mutual agreement of Mr. Jung and the Company, and continued on a month-to-month basis during 2021.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Capital Market. Pursuant to our Related Persons Transactions Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s Audit Committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the Audit Committee is a Related Person, as defined below, then by the disinterested members of the Audit Committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the Audit Committee, then the Chair of the Audit Committee may approve such transaction in accordance with this policy; such approval must be reported to the Audit Committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the Audit Committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, had or will have a direct or indirect material interest (each a “Related Person”).

In connection with the review and approval or ratification of a related person transaction:

●

Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

●

Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the Audit Committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 18, 2022 for (i) each of our executive officers and directors individually, (ii) all of our executive officers and directors as a group, and (iii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. The percentage of beneficial ownership in the table below is based on 38,540,845 shares of common stock deemed to be outstanding as of April 18, 2022 less shares reserved for issuance upon exercise and/or vesting of awards issued under our 2014 Plan.

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Options and Warrants	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)
Officers and Directors:
Ann Hand
Chief Executive Officer, President and Chair	173,154	753,265	926,419	(3)	2.5%
David Steigelfest
Chief Platform Officer, Corporate Secretary and Director	93,868	247,338	341,206	(4)	0.9%
Clayton Haynes
Chief Financial Officer	39,038	62,659	101,697	(5)	0.3%
Matt Edelman
Chief Commercial Officer	64,677	59,242	123,919	(6)	0.3%
Jeff Gehl
Director	172,383	112,100	284,483	(7)	0.8%
Kristin Patrick
Director	54,273	-	54,273	(8)	0.1%
Michael Keller
Director	241,282	100,839	342,121	(9)	0.9%
Mark Jung
Director	169,206	-	169,206	(10)	0.5%
Mike Wann
Chief Strategy Officer and Director	658,124	37,383	695,507	(11)	1.9%
Executive Officers and Directors as a Group (8 persons)	1,666,005	1,372,826	3,038,831		8.2%

5% Shareholders:
Evolution Media MC Holdings, LLC
100 Wilshire Blvd, Suite 1200
Santa Monica, CA 90401	9,574,187	-	9,574,187		24.8%

______________________

* Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Gaming, Inc., 2912 Colorado Avenue, Suite #203, Santa Monica, CA 90404.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting common stock subject to outstanding rights to acquire shares of voting common stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)

Includes (i) 516,667 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 18, 2022, and (ii) 236,598 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022. Excludes 47,060 RSUs that will not be vested within 60 days of April 18, 2022.

(4)

Includes 246,505 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022 held directly, and (ii) 833 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2022 held jointly with spouse. Excludes 15,040 RSUs that will not be vested within 60 days of April 18, 2022.

(5)	Includes 62,659 shares issuable upon conversion of stock options exercisable within 60 days of April 18, 2022. Excludes 17,440 RSUs that will not be vested within 60 days of April 18, 2022.

(6)

Includes (i) 59,242 shares issuable upon conversion of stock options exercisable within 60 days of April 18, 2022, and (ii) 12,500 shares of common stock held by 3MB Associates, LLC. Excludes 14,353 RSUs that will not be vested within 60 days of April 18, 2022.

(7)

Includes (i) 25,001 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022 held directly, (ii) 40,802 shares issuable upon conversion of warrants exercisable within 60 days of April 18, 2022 held directly, (iii) 76,911 shares of common stock held by BigBoy Investment Partnership, LLC, (iv) and 24,532 shares of common stock and 46,297 shares issuable upon conversion of warrants exercisable within 60 days of April 18, 2022 held by BigBoy, LLC. Includes 12,474 RSUs that will vest on the date of the Annual Meeting. Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625.

(8)	Includes 12,474 RSUs that will vest on the date of the Annual Meeting.

(9)

Includes (i) 181,301 shares of common stock and an aggregate of 95,491 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 18, 2022 held by the Michael R. Keller Trust, (ii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 18, 2022 held by the Keller 2004 IRR Trust FBO William, and (iii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 18, 2022 held by the Keller 2004 IRR Trust FBO Charles. Includes 12,474 RSUs that will vest on the date of the Annual Meeting.

(10)	Includes 119,602 shares of common stock held in the Reporting Person’s IRA account. Includes 12,474 RSUs that will vest on the date of the Annual Meeting.
(11)

Includes 37,383 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022. Excludes 7,463 RSUs that will not be vested within 60 days of April 18, 2022.

PROPOSAL NO. 2

INCREASE IN COMMON STOCK AVAILABLE

UNDER THE AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN

General

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to attract, retain and motivate key employees and that the granting of equity awards under the Super League Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) serves as an important factor in retaining key employees. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to our continued ability to attract and retain key employees. On April 18, 2022, the Company’s Board approved, subject to stockholder approval, an amendment to the 2014 Plan to increase the number of shares reserved for issuance under the 2014 Plan by 1,250,000 shares, or from a total reserved of 5.0 million shares to a new total reserved of 6,250,000 shares. As of April 18, 2022, there were approximately 148,994 shares remaining available for issuance under the 2014 Plan.

The Board believes the current number of shares remaining available for issuance under the 2014 Plan is insufficient. Based on the Company’s current rate of equity awards as well as the Company’s anticipated hiring of new employees, the Board believes the existing share reserve will be exhausted within the next three to six months. Without the ability to provide equity compensation, the Company may be unable to attract and retain key employees. If this proposal is approved, the Company intends to continue to provide equity incentives to existing key employees as well to certain newly-hired employees and outside directors. If this proposal is approved, the Company expects to have sufficient shares available under the 2014 Plan for the next twelve to eighteen months.

The proposed increase of 1,250,000 shares was determined by comparing the Company’s past equity grants to key employees and new employees to its current hiring and retention plan. The proposed increase in the number of shares reserved from 5,000,000 to 6,250,000 would increase the Company’s overhang from 12.4% to 15.8%. The Company’s run rate, or the number of shares awarded as compensation relative to the number of available shares, net of forfeited and expired shares, has averaged 2.3% over the past three fiscal years.

The Board believes that the increase in the number of shares available for issuance under the 2014 Plan is in the best interests of the Company and recommends a vote for this proposal.

Purpose of 2014 Plan

The purpose of the 2014 Plan is to advance the interests of the Company by encouraging equity participation in the Company by directors, officers and employees of the Company through the acquisition of shares of common stock upon the exercise of options and the issuance of common stock in settlement of RSUs granted under the 2014 Plan. In addition, our Board determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Board assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company.

General Provisions

The following is a summary of the 2014 Plan, as proposed to be amended. A copy of the amendment to the 2014 Plan is attached as Annex A to this proxy statement.

Our 2014 Plan, as proposed to be amended, was originally adopted in 2014 and subsequently amended in May 2015, May 2016, July 2017 and October 2018. The 2014 Plan allows grants of stock options, stock awards and performance shares with respect to common stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. Options granted under the Plan include non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. We have developed the 2014 Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interest of our stockholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.

The 2014 Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code, as amended (the “Code”).

Shares Subject to the Stock Incentive Plan. Currently, the Company may issue up to 5,000,000 shares under the 2014 Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions. The Board has approved an amendment, subject to stockholder approval, to increase the number of shares which may be issued under the 2014 Plan to 6,250,000 shares.

Administration of the 2014 Plan. The Board administers the 2014 Plan and determines which eligible individuals are to receive option grants or stock issuances under the 2014 Plan, the times when the grants or issuances are to be made, the number of shares of common stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

Awards Under the 2014 Plan. Under the 2014 Plan, the Board may grant awards in the form of stock options, stock awards and performance shares.

Options. The duration of any option shall be within the sole discretion of the Board; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Board; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

Restricted Stock. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and vote the shares. Any dividends payable on the restricted stock awards will be subject to the same restrictions as the underlying award.

Performance Share Awards. A performance share award is an award entitling the holder to acquire shares of common stock upon the attainment of specified performance goals, as determined by the Board.

Termination of Employment. Unless the Board provides otherwise in the terms of the award, if the employment or service of a participant is terminated, options granted to such participant will immediately cease to be exercisable and any options or other awards granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the 2014 Plan. Our Board may at any time terminate the 2014 Plan or make such amendments thereto as it deems advisable, without action on the part of our stockholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the 2014 Plan more than ten years from the date the 2014 Plan was amended and restated or the date such amendment and restatement was approved by our stockholders, whichever is earlier.

New Plan Benefits

We are unable to determine the dollar value and number of stock awards that may be received by or allocated to (i) any of our named executive officers, (ii) our current executive officers, as a group, (iii) our employees who are not executive officers, as a group, and (iv) our non-executive directors, as a group as a result of the approval of the amendment to the 2014 Plan because at this time we are unable to determine whether any of the current non-executive directors will meet the requirements to receive any automatic grants of options under the 2014 Plan and all other stock awards granted to such persons are granted by the Compensation Committee on a discretionary basis.

Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2014 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2014 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2014 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The 2014 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the common stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other stock-based awards granted under the 2014 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF

BAKER TILLY US, LLP TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board appointed Baker Tilly US, LLP (formerly Squar Milner LLP) (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2022, and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Baker Tilly as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Baker Tilly will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees billed by Baker Tilly LLP for professional services rendered for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit fees (1)	$270,904	$113,000
Audit related fees (2)	80,460	52,700
Tax fees (3)	21,375	7,700
All other fees (4)	-	-
Total	$372,739	$173,400

(1)

Audit fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.” Included in Audit related fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)

Tax fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Baker Tilly for 2021 or 2020.

(4)	All other fees consist of fees for products and services other than the services reported above. No such fees were billed by Baker Tilly for 2021 or 2020.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in the years ended December 31, 2021 and 2020, respectively, by Baker Tilly was compatible with maintaining Baker Tilly independence.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, or contact us at (802) 294-2754. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this proxy statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The proxy card accompanying this proxy statement, which we began mailing to eligible stockholders on or about May 2, 2022, contain instructions on how to access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

SUPER LEAGUE GAMING, INC.
2906 COLORADO AVENUE
SANTA MONICA, CA 90404

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLGG2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. To ratify the election of Class II Directors for a term of three years from the date of the Meeting.

Nominees	For	Withhold
1a. Mike Keller	☐	☐
1b. Jeff Gehl	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve an amendment to the Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Plan (the "2014 Plan") to increase the number of shares of common stock available for issuance under the 2014 Plan by 1,250,000 shares.	☐	☐	☐
3. To ratify the appointment of Baker Tilly LLP as our independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000565889_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SUPER LEAGUE GAMING, INC.
Annual Meeting of Stockholders
June 16, 2022 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Super League Gaming, Inc., a Delaware Corporation (the "Company"), hereby appoint(s) Clayton Haynes and Ann Hand as proxies, with power of substitution, for and in the undersigned to attend the 2022 Annual Meeting of Stockholders of the Company to be held at www.virtualshareholdermeeting.com/SLGG2022, on Thursday, June 16, 2022 beginning at 10:00 AM PDT, or at any adjournment or postponement thereof, and there to vote, as designated below.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

0000565889_2 R1.0.0.24